EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation of our report dated October 20, 2003, relating to the financial statements of Northwestern Holdings, LLC in the Registration Statement on Form SB-2 dated November 26, 2003, and Prospectus, and to the reference to our firm as 'Experts in Accounting.'



/s/ Perrella & Associates
-------------------------
Perrella & Associates


Pompano Beach, Florida
November 26, 2003